Exhibit 1.01

Conflict Minerals Report of
Lifeward Ltd.
For the year ended December 31, 2024

Introduction

This is the Conflict Minerals Report (the “CMR”) of Lifeward Ltd. (the “Company,” “we” or “us” or “our”) for calendar year 2024 in accordance with Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Rule requires disclosure of certain information when a registrant manufactures or contracts to manufacture products that contain, or likely contain, the “Conflict Minerals” specified in the Rule, which are necessary to the functionality or production of products (the “Covered Products”).

“Conflict Minerals” are defined as gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. Tantalum, tin, tungsten and gold are collectively referred to as “3TG” for the purposes of this assessment. According to the Rule, if a registrant, based on a good faith reasonable country of origin inquiry regarding the Conflict Minerals, has reason to believe that (i) the Conflict Minerals contained in its Covered Products may have originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively with the DRC, the “Covered Countries”) or (ii) such Conflict Minerals may not be from recycled or scrap sources, then the registrant must exercise due diligence on the source and chain of custody of the Conflict Minerals, and submit a conflict minerals report describing those due diligence measures.

Reasonable Country of Origin Inquiry

During the year ended December 31, 2024, we conducted a Reasonable Country of Origin Inquiry (“RCOI”) to determine, using good faith and reasonable best efforts, whether any of the necessary 3TG that was necessary to the production or functionality of our Covered Products in 2024 originated, or likely originated, from any of the Covered Countries or whether the 3TG originated, or likely originated, from entirely recycled or scrap sources. We held meetings with management from various departments to discuss the applicable definitions of “manufacturer” and/or “contract to manufacture.” By way of this process, we identified specific types of product parts within our products that contain within them 3TG that is necessary to their production or functionality and mapped them to their respective suppliers.

We developed a risk-based approach that focuses on our key suppliers involved in manufacturing the majority of our finished products. We identified 17 relevant suppliers. We requested that all identified suppliers provide information regarding the origin of the Conflict Minerals contained in products supplied using version 6.4, or higher, of the Conflict Minerals Reporting Template (“CMRT”) of the Responsible Business Alliance and created by the Responsible Minerals Initiative (“RMI”).

We reviewed the responses received, checked for inconsistencies, incomplete forms, and inaccurate responses, and sent reminders to suppliers who did not respond to our requests for information. We compared the Conflict Minerals smelters or refiners reported in the surveys with the 17 suppliers against the lists of facilities that received a conformant or active designation by the RMI’s Responsible Minerals Assurance Process (“RMAP”). In accordance with the Rule, we concluded in good faith that during the year ended December 31, 2024:

•	Certain of our operations manufactured, or contracted to manufacture, products for which Conflict Minerals are necessary to the functionality or production of those products; and
•
Based on our good faith RCOI regarding the Conflict Minerals, we had reason to believe that: (i) the Conflict Minerals contained in our Covered Products may have originated in the DRC or one or more of the Covered Countries and (ii) such Conflict Minerals may not be from entirely recycled or scrap sources.

As a result, we exercised due diligence on the Conflict Minerals’ source and chain of custody and are filing this CMR with our Form SD to comply with the requirements of the Rule. In accordance with applicable guidance from the U.S. Securities and Exchange Commission (the “SEC”), we are not required to obtain an independent private sector audit of our CMR for the year ended December 31, 2024. The due diligence measures we performed are discussed below.

Part I. Company Overview and Description of the Company’s Products Covered by This Report

             We are a medical device company that designs, develops, and commercializes life-changing solutions that span the continuum of care in physical rehabilitation and recovery, delivering proven functional and health benefits in clinical settings as well as in the home and community.  Our initial product offerings were the ReWalk Personal and ReWalk Rehabilitation devices for individuals with Spinal Cord Injury (“SCI Products”). These devices are robotic exoskeletons that are designed for individuals with paraplegia that use the Company’s patented tilt-sensor technology and an on-board computer and motion sensors to drive motorized legs that power movement. These SCI Products allow individuals with spinal cord injury the ability to stand and walk again during everyday activities at home or in the community.

The Company has sought to expand its product offerings beyond the SCI Products through internal development and distribution agreements. The Company has developed its ReStore Exo-Suit device (the “ReStore”), which it began commercializing in June 2019. The ReStore is a powered, lightweight soft exo-suit intended for use during the rehabilitation of individuals with lower limb disabilities due to stroke. During the second quarter of 2020, the Company signed an agreement to be the exclusive distributor of the MYOLYN MyoCycle FES Pro cycles to U.S. rehabilitation clinics and for the MyoCycle Home cycles available to US veterans through VA hospitals.

Our principal markets are the United States and Europe.

Following the acquisition of AlterG, Inc. by Lifeward in August 2023, the Anti-Gravity Treadmill has been added to Lifeward's products line. As permitted by Item 1.01, our disclosure report for fiscal year 2025 will include Conflict Minerals disclosure with respect to the Anti-Gravity Treadmill.

Part II. The Company’s Due Diligence Process

Design of Due Diligence

We have adopted due diligence processes in accordance with Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (2016), including the related Supplements on Tin, Tantalum and Tungsten and on Gold published by the Organization for Economic Co-Operation and Development (collectively, the “OECD Guidance”).

The design of our Conflict Minerals program is in conformity with the OECD Guidance, specifically as it relates to our position in the minerals supply chain as a company that is several levels removed from the actual mining of Conflict Minerals (i.e., a “downstream company”). We do not make direct purchases of raw ore or unrefined Conflict Minerals and instead rely on our direct suppliers to provide us with the information regarding the likely source and chain of custody of the 3TG minerals supplied to us. Summarized below are the design components of our Conflict Minerals program as they relate to the five-step framework set forth in the OECD Guidance:

Due Diligence Performed

Step 1. Establish Strong Company Management Systems

Adopt, communicate and commit to a supply chain policy for minerals from conflict-affected and high-risk areas.

We have continued to communicate our Conflict Minerals Policy (the “Policy”) related to our sourcing of 3TG to our supplies and other stakeholders. Our Policy outlines our commitment to responsible sourcing and the requirements imposed on participants in our supply chain and is available on the "Charters & Policies" under the “Corporate Governance” page in the “Investor Relations” section of our website at https://ir.golifeward.com/corporate-governance/charters-and-policies. Information contained on, or that can be accessed through, our website does not constitute a part of this CMR and is not incorporated by reference herein.

Structure internal management systems to support supply chain due diligence.

A cross-functional Conflict Minerals steering committee operates our Conflict Minerals program. The committee consists of representatives from the Company’s finance and purchasing functions and is led by our Principal Financial Officer. Regular meetings of our Conflict Minerals steering committee were held, and the committee updated representatives of our senior management on the status of the Conflict Minerals program.

Establish a System of Controls and Transparency over the Conflict Minerals Supply Chain.

We have implemented a supply chain system of controls and transparency through the use of due diligence tools created by the RMI. These tools include, as discussed in “Step 2” below, accepting at a minimum version 6.4, or higher, of the CMRT, which is designed to identify and verify information regarding the smelters or refiners that process the necessary Conflict Minerals contained in our products. We have also adopted a process to maintain business records relating to 3TG due diligence, including retention of records of our due diligence processes, findings and resulting decisions for a period of five years.

Strengthen the Company’s Engagement with Suppliers

We inform our-scope manufacturers and suppliers of our disclosure requirements, including our compliance with the OECD Guidance and the Rule.

Establish a Company-level Grievance Mechanism.

Our Policy includes a grievance procedure by which employees, suppliers and other stakeholders may contact us should they wish to seek guidance or report concerns regarding Conflict Minerals. Concerns or grievances reported through this procedure are reviewed by the relevant staff members and follow-up activities are conducted, as appropriate.

Step 2. Identify and Assess Risks in the Supply Chain

Identify Risks in the Supply Chain by Identifying Company Suppliers.

Identify Company Suppliers.

As explained above, we do not buy raw ore or unrefined Conflict Minerals directly from refiners, smelters or mines. Our supply chain with respect to the Covered Products is complex, with multiple intermediaries and third parties in the supply chain between the manufacturing of the Covered Products and the original sources of the necessary Conflict Minerals. Because we believe that the smelters or refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, we rely on our direct suppliers to provide information on the origin of the Conflict Minerals contained in components and materials supplied to us.

As discussed above under “Reasonable Country of Origin Inquiry” and “Part I. Company Overview and Description of the Company’s Products Covered by This Report,” we identified our Covered Products falling within the scope of the Rule (i.e., products which were manufactured or contracted to be manufactured by us) during the 2024 calendar year. Based on these Covered Products, we were able to identify the suppliers from which we purchase components or materials for the Covered Products that may include Conflict Minerals. We identified 17 relevant suppliers whose products may contain 3TG.

Request Conflict Minerals Reporting Templates (CMRTs) from suppliers.

We surveyed 17 suppliers to identify the 3TG contained in the products they supply us with, the smelters or refiners that process the 3TG and the country of origin, or likely country of origin, of such 3TG. The survey was conducted by utilizing version 6.4, or higher, of the CMRT. We utilize this RMI reporting template to collect data and information from our suppliers in order to identify the origins of 3TG in our supply chain. We received responses from 14 out of 17 suppliers (82%).

Assess Risks in the Supply Chain.

Analyze surveys for RMAP “conformant” and “active” smelters or refiners.

We compared smelters or refiners identified in the supply chain survey against the RMI’s “conformant” or “active” smelter or refiner list, which lists all facilities that have received a RMAP “conformant” or “active” designation from the RMI. We reviewed all of the responses to determine whether smelters or refiners identified in our supply chain obtained a designation of “conformant” or “active” from the RMI.

Of the CMRT responses we received from suppliers, some included incomplete responses as well as inconsistencies and inaccuracies within the reported data. In such cases, we contacted the suppliers directly in an effort to secure revised responses. Through this process, we have identified, to the best of our efforts, the smelters or refiners in our supply chain and country of origin, or likely country of origin, based on information for the smelters or refiners identified in the supply chain survey.

Understand and define RMAP “conformant” and “active” statuses.

To compile its list, the RMI employs independent third-party auditors to audit the source, including mines of origin and chains of custody, of the Conflict Minerals processed by smelters or refiners which agree to undergo an audit. “Conformant” means that a smelter or refiner was listed as “conformant” with the RMAP’s assessment protocols, including those indicated as “re-audit in progress”.

Smelters or refiners labeled as “active” have committed to undergo an audit, which may be in progress, or are participating in one of the cross-recognized certification programs, namely, the London Bullion Market Association ("LBMA") Responsible Gold Certification or Responsible Jewelry Program Chain-of-Custody Certification.

Step 3. Design and Implement a Strategy to Respond to Identified Risks

We are working to improve our due diligence processes with respect to 3TG. Our risk mitigation efforts during 2024 included those discussed in this section.

Participate in Existing Industry Conflict Minerals Initiatives.

In light of the complexity of our and our suppliers’ supply chains, we are currently unable to assess adequately all of the risks in our supply chain. However, we continue to engage with suppliers to obtain current, accurate and complete information about our supply chain through the use of version 6.4, or higher, of the CMRT and to improve due diligence efforts to ensure responsible sourcing in compliance with our Policy.

Report Findings to Designated Senior Management.

Our senior management, including our Chief Executive Officer, is briefed about our supply chain due diligence efforts, risk analysis results and mitigation efforts.

Devise, Adopt and Implement a Risk Management Plan and Monitor Risk Mitigation Efforts.

Our Policy seeks to encourage suppliers to responsibly source Conflict Minerals, but does not necessarily seek to eliminate sourcing from any of the Covered Countries. We also periodically review our progress, assess identified risks and determine follow-up action, as follows:

•	We follow up on inconsistent, incomplete, or inaccurate responses, and send reminders to suppliers who have not responded to our requests for information.

•
Suppliers that source from smelters or refiners from any of the Covered Countries, where such smelters or refiners are not certified by the RMAP, are contacted and are asked to submit more information about their sourcing practices, including a corrective action plan.

Step 4. Carry Out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

Due to our downstream position in the supply chain, we do not have a direct relationship with 3TG smelters or refiners. Therefore, we do not perform direct audits of these entities within our supply chain, but instead rely on the efforts of organizations such as the RMI to influence smelters or refiners to undergo audits and become certified through the RMAP.

Step 5. Report Annually on Supply Chain Due Diligence

Our supply chain due diligence efforts are described in this CMR. We have filed this CMR in accordance with the Rule by filing a Form SD with the SEC, with this CMR as an exhibit. This CMR is also available on our website https://ir.golifeward.com/corporate-governance/charters-and-policies. Information contained on, or that can be accessed through, our website does not constitute a part of this CMR and is not incorporated by reference herein.

Part III. The Company’s Due Diligence Findings and Conclusions

Our Conflict Minerals process, as described above, allowed us to identify in-scope products and the corresponding suppliers. These 17 identified suppliers were surveyed using version 6.4, or higher, of the CMRT. We received survey responses from 82% of our suppliers. The results of the survey do not allow us to make definitive conclusions as to the source or likely source of any potential Conflict Minerals that were necessary to the production or functionality of our products that were manufactured, or contracted to manufacture, in 2024.

Facilities Used to Process the Conflict Minerals in the Covered Products

Based on the information obtained during the minerals supply chain due diligence process, we were unable to conclusively determine the origin or likely origin of all the Conflict Minerals contained in the Covered Products. Based on the information provided by our suppliers as well as by the RMI, as of the date of this CMR, we believe that the facilities that may have been used to process the Conflict Minerals in our products during the reporting period in the 2024 calendar year may include the smelters or refiners listed in Annex I hereto.

Countries of Origin of the Conflict Minerals in the Covered Products

Based on the information provided by our suppliers as well as by RMI, as of the date of this CMR, we believe that the facilities for processing of the Conflict Minerals countries of origin, or likely countries of origin of the Conflict Minerals contained in our products may include one or more of the countries listed in Annex II hereto.

We can only provide reasonable, not absolute, assurance regarding the source and chain of custody of the Conflict Minerals in our Covered Products, since the information comes from direct and secondary suppliers and the RMI. Information gathered from our suppliers is not on a continuous, real-time basis. Despite our efforts to follow up with certain suppliers, we did not receive responses from all suppliers, and the suppliers who responded showed varying degrees of cooperation with our inquiries.

Part IV. Implementation of Strategies to Respond to Identified Risks and Future Steps

We have taken, and intend to continue taking, steps to improve our due diligence processes and to minimize the risk that our necessary Conflict Minerals benefit, or likely benefit, armed groups in the DRC or Covered Countries, as well as Conflict-Affected or High-Risk Areas. Going forward, we will continue working with our global supply chain to ensure responsible sourcing and assure compliance with applicable regulations through the following steps:

1.	Contacting from time to time, as is reasonably required, direct suppliers that do not respond to the supply chain survey by a specified date, requesting their responses.
2.
Comparing, as is reasonably required, applicable smelters or refiners identified in the supply chain survey against the list of facilities that have received a RMAP “conformant” or “active” designation from the RMI’s RMAP.

3.	Making a good faith effort to enact terms and conditions related to Conflict Minerals in supplier contracts.
4.	Continuing to implement the Company’s Conflict Minerals Policy.
5.	Engaging with suppliers to encourage them to provide requested information for future reporting years.
6.	Continuing to communicate to our suppliers the expectation that they steer their supply chain towards “conformant” smelters as defined by the RMI's RMAP or other equivalent programs.
7.	Using revised and updated versions of the CMRT for our survey tools.

Forward-Looking Statements

In addition to historical facts, this CMR contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, Section 21E of the 1934 Act, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information regarding further supplier engagement, due diligence and risk mitigation efforts and strategy, and involve certain risks and uncertainties. Actual results could differ materially from the forward-looking statements. Words such as “expects,” “anticipates,” “intends,” “seeks,” “believes,” “may,” “will,” variations of these words, and similar expressions are intended to identify such forward looking statements. Risks and uncertainties that could cause actual results to differ include, without limitation, risks and uncertainties associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for Conflict Minerals (including the possibility of inaccurate information, fraud and other irregularities), inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete and detailed information and limitations on our ability to verify the accuracy or completeness of any supply chain information provided by suppliers and other factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 7, 2025, and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this CMR speaks only as of the date hereof. Except as otherwise required by law, the Company undertakes no obligation to update publicly the information contained in this CMR, or any forward looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Annex I

List of Identified Smelters or Refiners

Metal (*)	Smelter Reference List (*)	Smelter Country (*)
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Agosi AG	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden Ronnskar	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION

Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN

Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS MnM Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	MKS PAMP SA	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND

Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Morris and Watson	NEW ZEALAND
Gold	SAFINA A.S.	CZECHIA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Sudan Gold Refinery	SUDAN
Gold	T.C.A S.p.A	ITALY
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Industrial Refining Company	BELGIUM
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Marsam Metals	BRAZIL
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	SAAMP	FRANCE
Gold	L'Orfebre S.A.	ANDORRA
Gold	Italpreziosi	ITALY
Gold	WIELAND Edelmetalle GmbH	GERMANY

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Sai Refinery	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Bangalore Refinery	INDIA
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Safimet S.p.A	ITALY
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	African Gold Refinery	UGANDA
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	8853 S.p.A.	ITALY
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Shirpur Gold Refinery Ltd.	INDIA

Gold	JALAN & Company	INDIA
Gold	Gold Coast Refinery	GHANA
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Sovereign Metals	INDIA
Gold	Augmont Enterprises Private Limited	INDIA
Gold	Kundan Care Products Ltd.	INDIA
Gold	Alexy Metals	UNITED STATES OF AMERICA
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	WEEEREFINING	FRANCE
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	K.A. Rasmussen	NORWAY
Gold	MD Overseas	INDIA
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	Gold by Gold Colombia	COLOMBIA
Gold	Coimpa Industrial LTDA	BRAZIL
Gold	ABC Refinery Pty Ltd.	AUSTRALIA
Gold	Albino Mountinho Lda.	PORTUGAL
Gold	Dongwu Gold Group	CHINA
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA
Gold	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF
Gold	Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Attero Recycling Pvt Ltd	INDIA
Gold	Impala Refineries – Base Metals Refinery (BMR)	SOUTH AFRICA
Gold	Impala Refineries – Platinum Metals Refinery (PMR)	SOUTH AFRICA

Gold	Impala Rustenburg	SOUTH AFRICA
Gold	KP Sanghvi International Pvt Ltd	INDIA
Gold	NOBLE METAL SERVICES	UNITED STATES OF AMERICA
Gold	Sam Precious Metals	UNITED ARAB EMIRATES
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CHINA
Tantalum	Smelter not listed	CHINA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	AMG Brasil	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	FIR Metals & Resource Ltd.	CHINA

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET de Mexico	MEXICO
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	Smelter not listed	GERMANY
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	PowerX Ltd.	RWANDA
Tantalum	5D Production OU	ESTONIA
Tantalum	Avon Specialty Metals Ltd.	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tantalum	CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.	CHINA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	CHINA

Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
Tantalum	RFH Recycling Metals Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	V&D New Materials (Jiangsu) Co., Ltd.	CHINA
Tantalum	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND

Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Thaisarco	THAILAND
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	CV Ayi Jaya	INDONESIA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	PT Rajehan Ariq	INDONESIA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Aurubis Beerse	BELGIUM
Tin	Aurubis Berango	SPAIN
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Sukses Inti Makmur (SIM)	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	PT Bangka Serumpun	INDONESIA
Tin	Pongpipat Company Limited	MYANMAR
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	Luna Smelter, Ltd.	RWANDA

Tin	Precious Minerals and Smelting Limited	INDIA
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CRM Synergies	SPAIN
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	DS Myanmar	MYANMAR
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA
Tin	Woodcross Smelting Company Limited	UGANDA
Tin	Feinhutte Halsbrucke GmbH	GERMANY
Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA
Tin	Jean Goldschmidt International (JGI Hydrometal)	BELGIUM

Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CHINA
Tin	PT Masbro Alam Stania	INDONESIA
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	INDIA
Tin	Soft Metais Ltda.	BRAZIL
Tin	TRATHO Metal Quimica	BRAZIL
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Masan High-Tech Materials	VIET NAM
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL

Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION
Tungsten	Artek LLC	RUSSIAN FEDERATION
Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM
Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	LLC Vostok	RUSSIAN FEDERATION
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA
Tungsten	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA
Tungsten	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Kenee Mining Corporation Vietnam	VIET NAM
Tungsten	Avon Specialty Metals Ltd.	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tungsten	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	CHINA
Tungsten	MALAMET SMELTING SDN. BHD.	MALAYSIA
Tungsten	Nam Viet Cromit Joint Stock Company	VIET NAM
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	PHILIPPINES
Tungsten	Philippine Carreytech Metal Corp.	PHILIPPINES
Tungsten	Plansee Composite Materials GmbH	GERMANY

Annex II

List of Countries of Origin of Conflict Minerals*

Based on our due diligence, the above smelters or refiners reported by our relevant suppliers may process Conflict Minerals from one or more of the following reported countries of origin:*

Conflict Mineral	Country of Origin May Include the Following
Gold	ANDORRA
AUSTRALIA
AUSTRIA
BELGIUM
BRAZIL
CANADA
CHILE
CHINA
COLOMBIA
CZECHIA
FRANCE
GERMANY
GHANA
INDIA
INDONESIA
ITALY
JAPAN
KAZAKHSTAN
KOREA, REPUBLIC OF
KYRGYZSTAN
LITHUANIA
MALAYSIA
MEXICO
NETHERLANDS
NEW ZEALAND
NORWAY
PHILIPPINES
POLAND
PORTUGAL
RUSSIAN FEDERATION
SAUDI ARABIA
SINGAPORE
SOUTH AFRICA
SPAIN
SUDAN
SWEDEN
SWITZERLAND
TAIWAN, PROVINCE OF CHINA
TANZANIA, UNITED REPUBLIC OF
THAILAND
TURKEY
UGANDA
UNITED ARAB EMIRATES
UNITED STATES OF AMERICA
UZBEKISTAN
ZIMBABWE

Tantalum	BRAZIL
CHINA
ESTONIA
GERMANY
INDIA
JAPAN
KAZAKHSTAN
MEXICO
RUSSIAN FEDERATION
RWANDA
THAILAND
UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
UNITED STATES OF AMERICA
Tin	AUSTRALIA
BELGIUM
BOLIVIA (PLURINATIONAL STATE OF)
BRAZIL
CHINA
CONGO, DEMOCRATIC REPUBLIC OF THE
GERMANY
INDIA
INDONESIA
JAPAN
MALAYSIA
MYANMAR
PERU
PHILIPPINES
POLAND
RUSSIAN FEDERATION
RWANDA
SPAIN
TAIWAN, PROVINCE OF CHINA
THAILAND
UGANDA
UNITED STATES OF AMERICA
VIET NAM

Tungsten	AUSTRIA
BRAZIL
CHINA
GERMANY
JAPAN
KOREA, REPUBLIC OF
MALAYSIA
PHILIPPINES
RUSSIAN FEDERATION
TAIWAN, PROVINCE OF CHINA
UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
UNITED STATES OF AMERICA
VIET NAM

* The description of the Company’s due diligence exercise set forth above under the heading “Part II. The Company’s Due Diligence Process” explains the Company’s efforts to determine the mine or location of origin with the greatest possible specificity. As our suppliers’ Smelters or Refiners did not provide complete information on the location of the mine in their CMRTs, the Company was not able to establish the exact country of origin from the sourcing information reported regarding their Conflict Minerals. Therefore, the Company has indicated the countries of origin information as reported in our suppliers’ CMRTs, in the relevant “Smelter or Refiner Country” field of the CMRT declaration.